ARTHUR ANDERSEN & CO.
                                   Accountants



June 27, 1996



Securities and Exchange Commission
Division of International Corporate Finance
450 Fifth Street
Washington D.C.



                        SGS-THOMSON Microelectronics N.V.
                 Information required pursuant to Item 304(a) of regulation SK under the Securities Act of 1933



We have read Item 18 in the Annual Report on Form 20-F dated June 27, 1996 of SGS- THOMSON Microelectronics N.V. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                     /s/Arthur Andersen & Co.